EXHIBIT 99.1

Press Release

CONTACT:

New Century Equity Holdings Corp.

Steven J. Pully

Chief Executive Officer

(214) 661-7478

FOR IMMEDIATE RELEASE:

NEW CENTURY EQUITY HOLDINGS CORP. ANNOUNCES STRATEGY TO ACQUIRE ALTERNATIVE ASSET MANAGEMENT COMPANIES AND INVESTMENT IN ASCENDANT CAPITAL PARTNERS

DALLAS, TEXAS, October 7, 2005 – New Century Equity Holdings Corp. (OTCBB: NCEH) announced today that it intends to pursue a business plan of acquiring and investing in alternative asset management companies, including management companies of fund of funds that invest in hedge funds. New Century also announced today that it has made an investment in Ascendant Capital Partners, a Berwyn, Pennsylvania-based asset management company whose funds have investments in long/short equity funds and which distributes its registered funds primarily through various financial intermediaries and related channels.

Steven Pully, Chief Executive Officer of New Century commented, “We are excited to begin our asset management business with an investment in Ascendant Capital Partners. Gary Shugrue, who leads Ascendant, brings an outstanding reputation and vast experience in the alternative investments arena, having developed and managed alternative investment products since 1988. Ascendant has an experienced research team and a unique set of investment products and distribution channels. We are also looking forward to completing other investments and acquisitions in the alternative asset management area and will focus on entities that are managing $50 million to $1 billion of assets. We believe that New Century will offer an attractive vehicle for owners of asset management businesses to monetize their ownership positions. Our approach will be to have principals in the firms that we invest in retain equity stakes, thereby serving as a powerful incentive for further growth and the preservation of the unique culture and environment that has led to past successes.”

Some statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of New Century to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Refer to New Century’s filings with the Securities and Exchange Commission for further discussion of such factors. The forward-looking statements are made as of the date of this press release and New Century assumes no obligation to update such statements.